Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of February 1996
Distribution Date of March 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $66,059,024.32
Beginning Pool Factor                       0.1971896

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,763,744.60
  Interest Collected                      $497,308.78

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $64,361.46
Total Additional Deposits                  $64,361.46

Repos/Chargeoffs                           $26,418.37
Aggregate Number of Notes Charged Off              25

Total Available Funds                   $5,276,700.38

Ending Pool Balance                    $61,317,575.81
Ending Pool Factor                          0.1830361

Servicing Fee                              $55,049.19

Repayment of Servicer Advances             $48,714.46

Reserve Account:
  Beginning Balance                     $6,727,311.31
  Target Percentage                              7.50%
  Target Balance                        $4,598,818.19
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(27,260.35)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             650,078.70      535
    31-60 days                              78,952.94       74
    60+ days                                20,082.87       16

    Total                                  749,114.51      544

  Balances:
    60+ days                               220,202.89       16

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            27,260.35
    Beginning Balance                   $6,727,311.31

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of February 1996

                                                                NOTES
                                                       CLASS A-1
                                      TOTAL          (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:                $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                   100.00%           95.50%           4.50%
 Turbo Percentages                                          100.00%            0.00%           0.00%
 Coupon                                                      3.475%           4.475%          4.800%

Beginning Pool Balance              $66,059,024.32
Ending Pool Balance                 $61,317,575.81

Collected Principal                  $4,715,030.14
Collected Interest                     $497,308.78
Liquidation Proceeds/Recoveries         $64,361.46
Charge-Offs                             $26,418.37
Servicing                               $55,049.19

  Total Collections Available
    for Debt Service                 $5,221,651.19

Beginning Balance                   $54,808,686.58            $0.00   $49,962,362.56   $4,846,324.02

Interest Due                           $205,703.28            $0.00      $186,317.98      $19,385.30
Interest Paid                          $205,703.28            $0.00      $186,317.98      $19,385.30
Principal Due                        $4,741,448.51            $0.00    $4,528,083.33     $213,365.18
Principal Paid                       $4,741,448.51            $0.00    $4,528,083.33     $213,365.18
Turbo Principal                              $0.00            $0.00            $0.00           $0.00

Ending Balance                      $50,067,238.07            $0.00   $45,434,279.24   $4,632,958.83
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                  0.2318359352    0.3950829284

Total Distributions                  $4,947,151.79            $0.00    $4,714,401.31     $232,750.48

Interest Shortfall                           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                          $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00            $0.00           $0.00

Excess Servicing                       $274,499.40

Beginning Reserve Account Balance    $6,727,311.31
(Release)/Draw                         $(27,260.35)
Ending Reserve Account Balance       $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month    $ (48,714.46)
 Total Outstanding Servicer Advances $2,763,489.38

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of February 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3             2               1
                              Oct 1995       Nov 1995        Dec 1995      Jan 1996        Feb 1996
Beg. Pool Balance         $89,969,447.02  $83,220,136.56  $77,618,479.23  $72,013,903.23  $66,059,024.32


A) Loss Trigger:
Principal of Contracts
  Charged off                $101,136.84      $94,761.83      $36,777.05      $24,667.82      $26,418.37
Recoveries                   $115,481.61           $0.00      $35,112.20      $85,204.18      $64,361.46

Total Charged off
  (Months 5,4,3)             $232,675.72
Total Recoveries
  (Months 3,2,1)              184,677.84
Net Loss/(Recoveries)
  for 3 Mos.                 $ 47,997.88(a)

Total Balance
  (Months 5,4,3)         $250,808,062.81(b)

Loss Ratio [(a/b)(12)]           0.2296%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $188,746.00     $154,953.30     $220,202.89
  As % of Beginning
    Pool Balance                                               0.24317%        0.21517%        0.33334%
  Three Month Average                                          0.16952%        0.19862%        0.26390%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer